EXHIBIT 99
PRESS RELEASE
AMERICA FIRST TAX EXEMPT INVESTORS L.P.
ANNOUNCES SHARE PURCHASE PLAN
     Omaha, NE- December 19, 2007- America First Tax Exempt Investors, L.P. (NASDAQ: ATAXZ) (“America First” or the “Company”), announced today that The Burlington Capital Group, LLC (“Burlington”) has adopted a prearranged trading plan (the “Plan”) with RBC Dain Rauscher (“RBC”) under which RBC will acquire Beneficial Unit Certificates (“BUCs”) representing assigned limited partnership interests in America First in open market purchases made from time to time for the account of Burlington beginning January 1, 2008. Burlington may acquire up to $2,000,000 of BUCs under the Plan. Burlington is the general partner of the general partner of America First. Due to their control of Burlington, BUCs acquired by Burlington are also considered to be beneficially owned by Burlington’s Chairman, Michael Yanney and his wife Gail Walling Yanney, and its Chief Executive Officer, Lisa Roskens. As a result, the Plan was established in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as well as America First’s policies with respect to trading BUCs held by directors and officers of Burlington. Under the terms of the Plan, neither Burlington nor any of its officers or directors, including Mr. and Mrs. Yanney and Ms. Roskens, will have discretion or control over the timing or effectuation of the purchases of BUCs. Appropriate filings will be made with the Securities and Exchange Commission to report purchases under the Plan.
     Rule 10b5-1 allows an insider of a public company to adopt written, prearranged plans under which a third party may buy or sell the stock of the company on the insider’s behalf as long as the insider did not possess material, non-public information about the company when the plan was adopted. Once a plan is established, trades may be executed under the plan at any time, even if the insider happens to possess material nonpublic information at the time, since the trade is based on the application of a formula or binding instructions determined at the time the plan was adopted. The Plan adopted by Burlington also incorporates additional provisions designed to comply with certain legal restrictions on repurchases of a public company shares by the company itself or its affiliates.
About America First Tax Exempt Investors, L.P.
     America First Tax Exempt Investors, L.P. was formed for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of federally tax-exempt mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential apartments. The Company is pursuing a business strategy of acquiring additional tax-exempt mortgage revenue bonds on a leveraged basis in order to: (i) increase the amount of tax-exempt interest available for distribution to its investors; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale. The Company seeks to achieve its investment growth strategy by investing in additional tax-exempt mortgage revenue bonds and related investments, taking advantage of attractive financing structures available in the tax-exempt securities market and entering into interest rate risk management instruments. America First Tax Exempt Investors, L.P. press releases are available on the World Wide Web at www.ataxz.com.
     Information contained in this Press Release contains “forward-looking statements” relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements. Many of these risks and uncertainties are described in filings made by the Company with the Securities and Exchange Commission, including its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K.